Exhibit 99.1

GAP INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS

SAN FRANCISCO - February 23, 2017 - Gap Inc. (NYSE: GPS) today reported fourth quarter and fiscal year 2016 results and provided guidance for fiscal year 2017.

“We’re pleased to finish the year strong, with positive comp and sales growth during the critical holiday quarter,” said Art Peck, chief executive officer, Gap Inc. “Going forward, we will maintain our focus on improving the quality and relevance of our products, increasing our responsiveness to trends and demand, and creating more synergy across channels to deliver the experiences our customers want and expect, however they choose to shop.”

“We have many opportunities ahead to position the company for long-term growth, while keeping our attention focused on operating discipline,” said Teri List-Stoll, executive vice president and chief financial officer, Gap Inc.

On a reported basis, the company’s diluted earnings per share were $0.55 for the fourth quarter of fiscal year 2016 and $1.69 for fiscal year 2016. The company’s adjusted diluted earnings per share were $0.51 for the fourth quarter of fiscal year 2016 and $2.02 for fiscal year 2016, excluding the following:

•
Costs associated with the company’s previously announced store closure and streamlining initiatives, including the impact from a higher tax rate, of about $0.04 and $0.41 for the fourth quarter and fiscal year 2016, respectively;

•	A non-cash goodwill impairment charge of $0.18 related to Intermix;

•	An $0.11 benefit from insurance proceeds related to the fire that occurred on the company’s Fishkill distribution center campus; and

•	A non-recurring tax benefit of about $0.15.

Please see the reconciliations of adjusted diluted earnings per share, a non-GAAP financial measure, in the tables at the end of this press release.

The company noted that foreign currency fluctuations negatively impacted adjusted earnings per share for fiscal year 2016 by an estimated $0.15, or about 6 percentage points of earnings per share growth on an adjusted basis.1

Business Highlights

•	Old Navy delivered its fifth consecutive year of net sales growth in fiscal year 2016 and grew market share in key categories during the quarter, including dresses, denim and knits.

•
During the quarter, Gap brand’s operating model helped drive improved product acceptance across core categories and divisions. As part of its strategy to develop engaging digital experiences, Gap piloted a new application during the quarter, DressingRoom by Gap, to help customers virtually “try on” clothing through a smartphone augmented reality experience.

•
Athleta grew its footprint to 132 U.S. store locations by the end of 2016, and is scheduled to open about 15 additional U.S. stores in fiscal year 2017. The women’s performance lifestyle brand continues to be on the leading edge of fabric innovation, as demonstrated by the introduction of Sculptek, which features 360-degree stretch, and Powervita, its newest soft and supportive yoga fabric, in fiscal year 2016.

•
Mobile point of sale functionality expanded to about 20 percent of the Gap Inc. U.S. fleet in fiscal year 2016, enabling store associates to better serve their customers throughout their shopping experience.

1In calculating earnings per share excluding the impact of foreign exchange, the company estimates current gross margins using the appropriate prior year rates (including the impact of merchandise-related hedges), translates current period foreign earnings at prior year rates, and excludes the year-over-year earnings impact of balance sheet remeasurement and gains or losses from non-merchandise-related foreign currency hedges. This is done in order to enhance the visibility of adjusted business results excluding the direct impact of foreign currency exchange rate fluctuations.

Comparable Sales Results
The company’s fourth quarter fiscal year 2016 comparable sales were up 2 percent compared with a decline of 7 percent last year.

For fiscal year 2016, the company’s comparable sales were down 2 percent compared with a decline of 4 percent last year. Comparable sales by global brand for fiscal year 2016 were as follows:

•	Old Navy Global: positive 1 percent versus flat last year

•	Gap Global: negative 3 percent versus negative 6 percent last year

•	Banana Republic Global: negative 7 percent versus negative 10 percent last year

Net Sales Results
Fourth quarter fiscal year 2016 net sales increased 1 percent to $4.43 billion and fiscal year 2016 net sales were $15.5 billion. The translation of foreign currencies into U.S. dollars negatively impacted the company’s reported net sales for fiscal year 2016 by about $20 million. Fourth quarter and fiscal year 2016 net sales details appear in the tables at the end of this press release.

Additional Fiscal Year 2016 Results

•	Operating Margin: The company’s operating margin for fiscal year 2016 was 7.7 percent.

•
Operating Expenses: Fourth quarter fiscal year 2016 operating expenses were $1.20 billion compared with $1.09 billion last year. Fourth quarter fiscal year 2016 operating expenses include $26 million in restructuring charges, a $71 million goodwill impairment charge related to Intermix, and a $73 million gain from insurance proceeds related to the fire that occurred on the company’s Fishkill, New York distribution center campus.

Total operating expenses for fiscal year 2016 were $4.4 billion. Excluding full year restructuring charges of $197 million and other fourth quarter 2016 items mentioned above, total adjusted operating expenses for fiscal year 2016 were $4.3 billion, up $156 million compared with last year. Please see the reconciliation of adjusted operating expenses, a non-GAAP financial measure, in the tables at the end of this press release.

In line with the company’s previous quarter’s guidance, marketing expenses for the fourth quarter of fiscal year 2016 were $195 million, up $26 million compared with last year. Fiscal year 2016 marketing expenses were $601 million compared with $578 million last year.

•
Effective Tax Rate: The effective tax rate was 22.8 percent for the fourth quarter of fiscal year 2016. The fourth quarter tax rate reflects a non-recurring income tax benefit related to a legal structure realignment and benefits associated with changes in the company’s geographical mix of earnings. Excluding the non-recurring income tax benefit related to the legal structure realignment, as well as the tax impact related to restructuring costs and a goodwill impairment charge during the quarter, the adjusted effective tax rate for the fourth quarter of fiscal year 2016 was about 10 points higher than the reported effective tax rate.

The effective tax rate for fiscal year 2016 was 39.9 percent. Excluding the benefit from the legal structure realignment, and tax impacts of the restructuring costs and the goodwill impairment charge, the adjusted fiscal year 2016 effective tax rate was about 1 percentage point lower.

•	Inventory: At the end of the fourth quarter of fiscal year 2016, total inventory was down 2 percent year-over-year, in line with the company’s previous guidance.

•
Cash and Cash Equivalents: The company ended fiscal year 2016 with $1.8 billion in cash and cash equivalents. For fiscal year 2016, free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, was an inflow of about $1.2 billion. Please see the reconciliation of free cash flow, a non-GAAP financial measure, from the GAAP financial measure in the tables at the end of this press release.

•
Cash Distribution: During the fourth quarter of fiscal year 2016, the company paid a dividend of $0.23 per share and repaid its $400 million term loan. No share repurchases were made in fiscal year 2016.

•	Capital Expenditures: Fiscal year 2016 capital expenditures were $524 million, in line with the company’s prior guidance.

•	Depreciation and Amortization: Fiscal year 2016 depreciation and amortization expense, net of amortization of lease incentives, was $531 million.

•
Real Estate: The company ended fiscal year 2016 with 3,659 store locations in 50 countries, of which 3,200 were company-operated. Square footage of company-operated stores was down about 3 percent compared with the end of fiscal year 2015, in line with the company’s prior guidance. The company noted that it completed the closure of its Old Navy Japan business and a number of dilutive Banana Republic stores, primarily internationally, during fiscal year 2016. Store count, openings, closings, and square footage of our stores for the fourth quarter of fiscal year 2016 appear in the tables at the end of this press release.

2017 Outlook
The company noted that fiscal year 2017 is a 53-week year versus the 52-week fiscal year 2016.

•
Earnings per Share: For fiscal year 2017, the company expects diluted earnings per share to be in the range of $1.95 to $2.05, which includes the estimated negative impact of approximately $0.09 due to foreign currency fluctuations at current exchange rates. This impact equates to approximately 5 percentage points of earnings per share growth when compared with the company’s adjusted diluted earnings per share of $2.02 for fiscal year 2016.

The company also noted that comparable sales for fiscal year 2017 are expected to be flat to up slightly. Net sales are expected to be slightly below this range driven by an expected negative impact from foreign currency fluctuations year-over-year.

The company noted that it expects its reported diluted earnings per share for the first half of fiscal year 2017 to be down in the high single digits when compared with the adjusted diluted earnings per share for the first half of fiscal year 2016.

•	Effective Tax Rate: For fiscal year 2017, the company expects the effective tax rate to be about 39 percent.

•	Inventory: The company expects total inventory to be down in the low single digits at the end of the first half of fiscal year 2017 when compared with the end of the first half of fiscal year 2016.

•	Cash Distribution: The company announced today that its board of directors authorized a first quarter fiscal year 2017 dividend of $0.23 per share.

•
Capital Expenditures: The company expects capital spending to be approximately $625 million for fiscal year 2017, excluding an estimated $200 million related to rebuilding of the company’s Fishkill, New York distribution center campus, which the company expects will be covered by insurance proceeds. The company noted that it intends to dedicate about half of its fiscal year 2017 capital spending on store investments, with the remainder focused on transformative infrastructure investments to support its omni-channel and digital strategies, such as information technology and supply chain.

•
Real Estate: In fiscal year 2017, the company expects to open about 40 company-operated stores, net of closures and repositions. In line with its strategy, the company expects store openings to be focused on Athleta and Old Navy locations, with closures weighted toward Gap brand.

Webcast and Conference Call Information
Jennifer Fall, senior vice president of Corporate Finance and Investor Relations at Gap Inc., will host a summary of the company’s fourth quarter and fiscal year 2016 results during a conference call and webcast from approximately 2:00 p.m. to 3:00 p.m. Pacific Time today. Ms. Fall will be joined by Art Peck, Gap Inc. chief executive officer, and Teri List-Stoll, Gap Inc. executive vice president and chief financial officer.

The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode: 3648818). International callers may dial 913-643-0954. The webcast can be accessed at www.gapinc.com and fourth quarter earnings call highlights can be followed on Twitter at http://twitter.com/gapinc; cashtag $GPS.

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	earnings per share for the first half and full fiscal year 2017;

•	comparable sales for fiscal year 2017;

•	net sales for fiscal year 2017;

•	effective tax rate for fiscal year 2017;

•	total inventory at the end of the first half of fiscal year 2017;

•	future dividends;

•	capital expenditures for fiscal year 2017;

•	store openings in fiscal year 2017, focused on Athleta and Old Navy, net of closures, weighted towards Gap brand;

•	returning excess cash to shareholders;

•	foreign exchange impact in fiscal year 2017;

•	the impact of the additional week in fiscal year 2017;

•	insurance recovery for costs related to the fire at our Fishkill distribution center; and

•	share repurchases in fiscal year 2017.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•
the risk that adjustments to the company’s unaudited financial statements may be identified through the course of the company’s independent registered public accounting firm completing its integrated audit of the company’s financial statements and financial controls;

•
the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to the unaudited financial information;

•	the risk that the adoption of new accounting pronouncements will impact future results;

•	the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact the company’s results of operations;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that if the company is unable to manage its inventory effectively, its gross margins will be adversely affected;

•	the risk that the failure to attract and retain key personnel, or effectively manage succession, could have an adverse impact on the company’s results of operations;

•
the risk that the company is subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in the company’s security measures, which could have an adverse effect on the company’s results of operations and reputation;

•	the risks to the company’s efforts to expand internationally, including its ability to operate under a global brand structure and operating in regions where it has less experience;

•	the risk that foreign currency exchange rate fluctuations could adversely impact the company’s financial results;

•	the risks to the company’s business, including its costs and supply chain, associated with global sourcing and manufacturing;

•	the risks to the company’s reputation or operations associated with importing merchandise from foreign countries, including failure of the company’s vendors to adhere to its Code of Vendor Conduct;

•	the risk that trade matters could increase the cost or reduce the supply of apparel available to the company and adversely affect its business, financial condition, and results of operations;

•	the risk that the company’s franchisees’ operation of franchise stores is not directly within the company’s control and could impair the value of its brands;

•
the risk that the company or its franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying, or terminating leases for existing store locations effectively;

•	the risk that the company’s investments in omni-channel shopping initiatives may not deliver the results the company anticipates;

•	the risk that comparable sales and margins will experience fluctuations;

•
the risk that changes in the company’s credit profile or deterioration in market conditions may limit the company’s access to the capital markets and adversely impact its financial results or business initiatives;

•	the risk that updates or changes to the company’s information technology systems may disrupt its operations;

•	the risk that failure to maintain, enhance and protect the company’s brand image could have an adverse effect on its results of operations;

•
the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company’s operations and financial results, or those of its franchisees or vendors;

•	the risk that changes in the regulatory or administrative landscape could adversely affect the company’s financial condition, strategies, and results of operations;

•	the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and

•	the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of February 23, 2017. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Athleta, and Intermix brands. Fiscal year 2016 net sales were $15.5 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,200 company-operated stores, about 450 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Tina Romani
(415) 427-5264
Investor_relations@gap.com

Media Relations Contact:
Jennifer Poppers
(415) 427-1729
Press@gap.com

The Gap, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

($ in millions)	January 28, 2017	January 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,783	$1,370
Merchandise inventory	1,830	1,873
Other current assets	702	742
Total current assets	4,315	3,985
Property and equipment, net	2,616	2,850
Other long-term assets	679	638
Total assets	$7,610	$7,473

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of debt	$65	$421
Accounts payable	1,243	1,112
Accrued expenses and other current liabilities	1,113	979
Income taxes payable	32	23
Total current liabilities	2,453	2,535
Long-term liabilities:
Long-term debt	1,248	1,310
Lease incentives and other long-term liabilities	1,005	1,083
Total long-term liabilities	2,253	2,393
Total stockholders' equity	2,904	2,545
Total liabilities and stockholders' equity	$7,610	$7,473

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	13 Weeks Ended		52 Weeks Ended
($ and shares in millions except per share amounts)	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net sales	$4,429	$4,385	$15,516	$15,797
Cost of goods sold and occupancy expenses	2,928	2,945	9,876	10,077
Gross profit	1,501	1,440	5,640	5,720
Operating expenses	1,200	1,085	4,449	4,196
Operating income	301	355	1,191	1,524
Interest, net	16	15	67	53
Income before income taxes	285	340	1,124	1,471
Income taxes	65	126	448	551
Net income	$220	$214	$676	$920
Weighted-average number of shares - basic	399	400	399	411
Weighted-average number of shares - diluted	401	402	400	413
Earnings per share - basic	$0.55	$0.54	$1.69	$2.24
Earnings per share - diluted	$0.55	$0.53	$1.69	$2.23

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	52 Weeks Ended
($ in millions)	January 28, 2017	January 30, 2016
Cash flows from operating activities:
Net income	$676	$920
Depreciation and amortization (a)	531	527
Change in merchandise inventory	46	(6)
Other, net	466	153
Net cash provided by operating activities	1,719	1,594
Cash flows from investing activities:
Purchases of property and equipment	(524)	(726)
Other	(5)	(4)
Net cash used for investing activities	(529)	(730)
Cash flows from financing activities:
Proceeds from issuance of short-term debt	—	400
Payments of short-term debt	(400)	—
Payments of long-term debt	(21)	(21)
Proceeds from issuances under share-based compensation plans	29	65
Withholding tax payments related to vesting of stock units	(19)	(69)
Repurchases of common stock	—	(1,015)
Excess tax benefit from exercise of stock options and vesting of stock units	1	28
Cash dividends paid	(367)	(377)
Other	—	(1)
Net cash used for financing activities	(777)	(990)
Effect of foreign exchange rate fluctuations on cash and cash equivalents	—	(19)
Net increase (decrease) in cash and cash equivalents	413	(145)
Cash and cash equivalents at beginning of period	1,370	1,515
Cash and cash equivalents at end of period	$1,783	$1,370
(a) Depreciation and amortization is net of amortization of lease incentives.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

FREE CASH FLOW

Free cash flow is a non-GAAP financial measure. We believe free cash flow is an important metric because it represents a measure of how much cash a company has available for discretionary and non-discretionary items after the deduction of capital expenditures, as we require regular capital expenditures to build and maintain stores and purchase new equipment to improve our business. We use this metric internally, as we believe our sustained ability to generate free cash flow is an important driver of value creation. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.

	52 Weeks Ended
($ in millions)	January 28, 2017	January 30, 2016
Net cash provided by operating activities	$1,719	$1,594
Less: Purchases of property and equipment	(524)	(726)
Free cash flow	$1,195	$868

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED OPERATING EXPENSES

The following adjusted operating expenses are non-GAAP financial measures. These measures are provided to enhance visibility into the company's underlying operating expenses for the periods excluding the impact of the following charges for fiscal year 2016: restructuring costs, goodwill impairment charge, and gain from insurance proceeds, and excluding the impact of strategic actions primarily related to Gap brand for fiscal year 2015. Management believes the adjusted metrics are useful for the assessment of ongoing operations as we believe the adjusted items are not indicative of our ongoing operations due to the nature of the charges, and management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of results against prior years. However, these non-GAAP financial measures are not intended to supersede or replace the GAAP measures.

($ in millions)	Operating Expenses	Operating Expenses as a % of Net Sales
13 Weeks Ended January 28, 2017
Operating expenses, as reported	$1,200	27.1%
Less: Fiscal year 2016 restructuring costs (a)	(26)	(0.6)%
Less: Goodwill impairment charge (b)	(71)	(1.6)%
Add: Gain from insurance proceeds (c)	73	1.7%
Adjusted operating expenses	$1,176	26.6%

($ in millions)	Operating Expenses	Operating Expenses as a % of Net Sales
13 Weeks Ended January 30, 2016
Operating expenses, as reported	$1,085	24.7%
Less: Fiscal year 2015 strategic actions (d)	(19)	(0.4)%
Adjusted operating expenses	$1,066	24.3%

($ in millions)	Operating Expenses	Operating Expenses as a % of Net Sales
52 Weeks Ended January 28, 2017
Operating expenses, as reported	$4,449	28.7%
Less: Fiscal year 2016 restructuring costs (a)	(197)	(1.3)%
Less: Goodwill impairment charge (b)	(71)	(0.5)%
Add: Gain from insurance proceeds (c)	73	0.5%
Adjusted operating expenses	$4,254	27.4%

($ in millions)	Operating Expenses	Operating Expenses as a % of Net Sales
52 Weeks Ended January 30, 2016
Operating expenses, as reported	$4,196	26.6%
Less: Fiscal year 2015 strategic actions (d)	(98)	(0.7)%
Adjusted operating expenses	$4,098	25.9%
__________
(a) Represents the restructuring costs recorded in operating expenses related to fiscal year 2016 store closures and streamlining the company's operations and impact on percentage of net sales. The costs primarily include lease termination fees, store asset impairments, and employee related costs.
(b) Represents the goodwill impairment charge related to Intermix.
(c) Represents the gain from insurance proceeds related to the fire that occurred in one of the buildings at a Company-owned distribution center campus in Fishkill, New York.
(d) Represents the costs recorded in operating expenses associated with the fiscal year 2015 strategic actions primarily related to Gap brand and impact on percentage of net sales. The costs primarily include lease termination fees, store asset impairments, and employee related costs.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED NET INCOME

Adjusted net income is a non-GAAP financial measure. Adjusted net income is provided to enhance visibility into the company's underlying results for the periods excluding the impact of the following charges for fiscal year 2016: restructuring costs, goodwill impairment charge, gain from insurance proceeds, and the tax impact of a legal structure realignment, and excluding the impact of strategic actions primarily related to Gap brand for fiscal year 2015. Management believes the adjusted metrics are useful for the assessment of ongoing operations as we believe the adjusted items are not indicative of our ongoing operations due to the nature of the charges, and management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of results against prior years. Additionally, management uses adjusted net income as a key performance measure for the purposes of evaluating performance internally. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	13 Weeks Ended		52 Weeks Ended
($ in millions)	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net income, as reported	$220	$214	$676	$920
Add: Fiscal year 2016 restructuring costs (a)	18	—	197	—
Add: Fiscal year 2015 strategic actions (b)	—	25	—	132
Less: Tax benefit related to restructuring costs and strategic actions (c)	(6)	(9)	(76)	(50)
Add: Incremental tax expenses related to fiscal year 2016 restructuring costs (d)	2	—	41	—
Add: Goodwill impairment charge (e)	71	—	71	—
Less: Gain from insurance proceeds (f)	(73)	—	(73)	—
Add: Tax expense related to gain from insurance proceeds (g)	28	—	28	—
Add: Tax impact of a legal structure realignment (h)	(57)	—	(57)	—
Adjusted net income	$203	$230	$807	$1,002
__________
(a) Represents the restructuring costs incurred related to fiscal year 2016 store closures and streamlining the company's operations, and primarily include lease termination fees, store asset impairments, and employee related costs. $26 million was recorded in operating expenses and $8 million of credit, net, was recorded in cost of goods sold and occupancy expenses during the fourth quarter of fiscal year 2016, and $197 million was recorded in operating expenses and $0 million of credit, net, was recorded in cost of goods sold and occupancy expenses during fiscal year 2016.

(b) Represents the costs associated with the fiscal year 2015 strategic actions primarily related to Gap brand, and primarily include inventory impairment, lease termination fees, store asset impairments, and employee related costs. $19 million was recorded in operating expenses and $6 million was recorded in cost of goods sold and occupancy expenses during the fourth quarter of fiscal year 2015 and $98 million was recorded in operating expenses and $34 million was recorded in cost of goods sold and occupancy expenses during fiscal year 2015.

(c) The amount of tax benefit associated with the fiscal year 2016 restructuring costs is calculated using the adjusted effective tax rate. The amount of tax benefit associated with the fiscal year 2015 strategic actions is calculated using the reported effective tax rate.

(d) Represents the incremental tax expenses related to fiscal year 2016 restructuring costs.

(e) Represents the goodwill impairment charge related to Intermix, which is not deductible for tax purposes.

(f) Represents the gain from insurance proceeds related to the fire that occurred in one of the buildings at a Company-owned distribution center campus in Fishkill, New York.

(g) Represents the tax impact of the gain from insurance proceeds, calculated at the adjusted effective tax rate, related to the fire that occurred in one of the buildings at a Company-owned distribution center campus in Fishkill, New York.

(h) Represents the favorable income tax impact of a legal structure realignment.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED EARNINGS PER SHARE FOR THE FOURTH QUARTER

Adjusted diluted earnings per share is a non-GAAP financial measure. Adjusted diluted earnings per share is provided to enhance visibility into the company's expected underlying results for the period excluding the impact of the following charges for fiscal year 2016: restructuring costs, goodwill impairment charge, gain from insurance proceeds, and the tax impact of a legal structure realignment, and excluding the impact of strategic actions primarily related to Gap brand for fiscal year 2015. Management believes the adjusted metrics are useful for the assessment of ongoing operations as we believe the adjusted items are not indicative of our ongoing operations due to the nature of the charges, and management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of results against prior years. Additionally, management uses adjusted earnings per share as a key performance measure for the purposes of evaluating performance internally. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	13 Weeks Ended
	January 28, 2017	January 30, 2016
Earnings per share - diluted	$0.55	$0.53
Add: Impact of fiscal year 2016 restructuring costs (a)	0.03	—
Add: Impact of incremental tax expenses related to fiscal year 2016 restructuring costs (b)	0.01	—
Add: Impact of goodwill impairment charge (c)	0.18	—
Less: Impact of gain from insurance proceeds (d)	(0.11)	—
Less: Tax impact of a legal structure realignment (e)	(0.15)	—
Add: Impact of fiscal year 2015 strategic actions (f)	—	0.04
Diluted earnings per share adjusted for certain costs	0.51	$0.57
Add: Estimated impact from foreign exchange (g)	0.04
Diluted earnings per share adjusted for certain costs and foreign exchange	$0.55

Earnings per share decline adjusted for certain costs	(11)%
Earnings per share growth adjusted for certain costs and foreign exchange	(4)%
__________
(a) Represents the earnings per share impact of restructuring costs incurred related to fiscal year 2016 store closures and streamlining the company's operations, calculated net of tax at adjusted effective tax rate. The costs primarily include lease termination fees, store asset impairments, and employee related costs.

(b) Represents the earnings per share impact of incremental tax expenses related to fiscal year 2016 restructuring costs.

(c) Represents the goodwill impairment charge related to Intermix, which is not deductible for tax purposes.

(d) Represents the gain from insurance proceeds, net of tax at adjusted effective tax rate, related to the fire that occurred in one of the buildings at a Company-owned distribution center campus in Fishkill, New York.

(e) Represents the favorable income tax impact of a legal structure realignment.

(f) Represents the earnings per share impact of costs associated with the fiscal year 2015 strategic actions primarily related to Gap brand, calculated net of tax at reported effective tax rate. The costs primarily include inventory impairment, lease termination fees, store asset impairments, and employee related costs.

(g) In estimating the earnings per share impact from foreign currency exchange rate fluctuations, the company estimates current gross margins using the appropriate prior year rates (including the impact of merchandise-related hedges), translates current period adjusted foreign earnings at prior year rates, and excludes the year-over-year earnings impact of balance sheet remeasurement and gains or losses from non-merchandise-related foreign currency hedges.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED EARNINGS PER SHARE FOR THE FULL YEAR

Adjusted diluted earnings per share is a non-GAAP financial measure. Adjusted diluted earnings per share for the full year of fiscal year 2016 is provided to enhance visibility into the company's expected underlying results for the period excluding the impact of the following charges for fiscal year 2016: restructuring costs, goodwill impairment charge, gain from insurance proceeds, and the tax impact of a legal structure realignment, and excluding the impact of strategic actions primarily related to Gap brand for fiscal year 2015. Management believes the adjusted metrics are useful for the assessment of ongoing operations as we believe the adjusted items are not indicative of our ongoing operations due to the nature of the charges, and management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of results against prior years. Additionally, management uses adjusted earnings per share as a key performance measure for the purposes of evaluating performance internally. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	52 Weeks Ended
	January 28, 2017	January 30, 2016
Earnings per share - diluted	$1.69	$2.23
Add: Impact of fiscal year 2016 restructuring costs (a)	0.30	—
Add: Impact of incremental tax expenses related to fiscal year 2016 restructuring costs (b)	0.11	—
Add: Impact of goodwill impairment charge (c)	0.18	—
Less: Impact of gain from insurance proceeds (d)	(0.11)	—
Less: Tax impact of a legal structure realignment (e)	(0.15)	—
Add: Impact of fiscal year 2015 strategic actions (f)	—	0.20
Diluted earnings per share adjusted for certain costs	2.02	$2.43
Add: Estimated impact from foreign exchange (g)	0.15
Diluted earnings per share adjusted for certain costs and foreign exchange	$2.17

Earnings per share decline adjusted for certain costs	(17)%
Earnings per share growth adjusted for certain costs and foreign exchange	(11)%
__________
(a) Represents the earnings per share impact of restructuring costs incurred related to fiscal year 2016 store closures and streamlining the company's operations, calculated net of tax at adjusted effective tax rate. The costs primarily include lease termination fees, store asset impairments, and employee related costs.

(b) Represents the earnings per share impact of incremental tax expenses related to fiscal year 2016 restructuring costs.

(c) Represents the goodwill impairment charge related to Intermix, which is not deductible for tax purposes.

(d) Represents the gain from insurance proceeds, net of tax at adjusted effective tax rate, related to the fire that occurred in one of the buildings at a Company-owned distribution center campus in Fishkill, New York.

(e) Represents the favorable income tax impact of a legal structure realignment.

(f) Represents the earnings per share impact of costs associated with the fiscal year 2015 strategic actions primarily related to Gap brand, calculated net of tax at reported effective tax rate. The costs primarily include inventory impairment, lease termination fees, store asset impairments, and employee related costs.

(g) In estimating the earnings per share impact from foreign currency exchange rate fluctuations, the company estimates current gross margins using the appropriate prior year rates (including the impact of merchandise-related hedges), translates current period adjusted foreign earnings at prior year rates, and excludes the year-over-year earnings impact of balance sheet remeasurement and gains or losses from non-merchandise-related foreign currency hedges.

The Gap, Inc.
NET SALES RESULTS
UNAUDITED

The following table details the company’s fourth quarter and fiscal year 2016 net sales (unaudited):

($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (3)	Total	Percentage of Net Sales
13 Weeks Ended January 28, 2017
U.S. (1)	$910	$1,716	$596	$223	$3,445	78%
Canada	104	132	64	1	301	7%
Europe	177	—	14	—	191	4%
Asia	359	49	29	—	437	10%
Other regions	29	21	5	—	55	1%
Total	$1,579	$1,918	$708	$224	$4,429	100%
($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
13 Weeks Ended January 30, 2016
U.S. (1)	$935	$1,635	$613	$201	$3,384	77%
Canada	97	123	62	1	283	7%
Europe	204	—	17	—	221	5%
Asia	360	52	32	—	444	10%
Other regions	31	15	7	—	53	1%
Total	$1,627	$1,825	$731	$202	$4,385	100%
($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (3)	Total	Percentage of Net Sales
52 Weeks Ended January 28, 2017
U.S. (1)	$3,113	$6,051	$2,052	$773	$11,989	77%
Canada	368	490	223	3	1,084	7%
Europe	630	—	59	—	689	5%
Asia	1,215	220	109	—	1,544	10%
Other regions	129	53	28	—	210	1%
Total	$5,455	$6,814	$2,471	$776	$15,516	100%
($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (4)	Total	Percentage of Net Sales
52 Weeks Ended January 30, 2016
U.S. (1)	$3,303	$5,987	$2,211	$712	$12,213	77%
Canada	348	467	229	3	1,047	7%
Europe	726	—	71	—	797	5%
Asia	1,215	194	112	—	1,521	10%
Other regions	159	27	33	—	219	1%
Total	$5,751	$6,675	$2,656	$715	$15,797	100%

(1)	U.S. includes the United States, Puerto Rico, and Guam.

(2)	Includes Athleta and Intermix.
(3) Includes Athleta, Intermix, and beginning in the fourth quarter of fiscal 2016, Weddington Way.
(4) Includes Athleta, Intermix, and Piperlime, which was discontinued as of the first quarter of fiscal 2015.

The Gap, Inc.
REAL ESTATE

Store count, openings, closings, and square footage for our stores are as follows:

	13 Weeks Ended January 28, 2017
	Store Locations Beginning of Q4	Store Locations Opened	Store Locations Closed	Store Locations End of Q4	Square Feet (millions)

Gap North America	858	3	17	844	8.8
Gap Asia	315	9	13	311	3.0
Gap Europe	166	1	3	164	1.4
Old Navy North America	1,039	8	4	1,043	17.4
Old Navy Asia	60	—	47	13	0.2
Banana Republic North America	612	2	13	601	5.0
Banana Republic Asia	49	—	1	48	0.2
Banana Republic Europe	10	—	9	1	—
Athleta North America	130	2	—	132	0.6
Intermix North America	42	1	—	43	0.1
Company-operated stores total	3,281	26	107	3,200	36.7
Franchise	461	4	6	459	N/A
Total	3,742	30	113	3,659	36.7